Exhibit (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-35071, No. 333-84813 and No. 333-113315) pertaining to the Pre-Tax Savings Plan (Texarkana) of Cooper Tire & Rubber Company of our report dated June 2, 2006, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Toledo, Ohio	/s/ Ernst & Young LLP

June 20, 2006	Ernst & Young LLP